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                                                                     EXHIBIT 11

                                TOWER AUTOMOTIVE, INC.
                    STATEMENT OF COMPUTATION OF EARNINGS PER SHARE
                  FOR THE THREE MONTHS ENDED JUNE 30, 1997 AND 1996
                        (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                               Three Months Ended June 30,
                                            -----------------------------------
                                                1997                1996
                                            ---------------     ---------------

Net income                                   $     10,747       $        5,302
Interest expense on convertible
    subordinated notes                                 35                   38
                                            ---------------     ---------------
Net income applicable to common
    stockholders                             $     10,782       $        5,340
                                            ---------------     ---------------
                                            ---------------     ---------------



Weighted average number of common
    and common equivalent shares                   21,260               11,476

Dilutive effect of outstanding stock
    options and warrants after application
    of the treasury stock method                      274                  122

Dilutive effect of convertible subordinated
    notes assuming conversion                         408                  677
                                            ---------------     --------------

Common and common equivalent
    shares outstanding                             21,942               12,275
                                            ---------------     --------------
                                            ---------------     --------------

Net income per share (1)                     $       0.49              $  0.44
                                            ---------------     --------------
                                            ---------------     --------------

(1) The calculation of net income per share for the three month periods ended June 30, 1997 and 1996 are the same on a primary and fully-diluted basis.


                                         -19-
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                                                                     EXHIBIT 11
                                                                   (CONTINUED)

                                TOWER AUTOMOTIVE, INC.
                    STATEMENT OF COMPUTATION OF EARNINGS PER SHARE
                   FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND 1996
                        (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                   Six Months Ended June 30,
                                                 ----------------------------
                                                    1997             1996
                                                 ------------    ------------

Net income                                       $    17,465    $       8,490
Interest expense on convertible
    subordinated notes                                    70               82
                                                 ------------    ------------
Net income applicable to
    common stockholders                          $    17,535    $       8,572
                                                 ------------    ------------
                                                 ------------    ------------



Weighted average number of
    common and common
    equivalent shares                                 17,799           11,157

Dilutive effect of outstanding
    stock options after application
    of the treasury stock method                         252               96

Dilutive effect of convertible
    subordinated notes assuming
    conversion                                           408              751
                                                 -----------     ------------

Common and common equivalent
    shares outstanding                                18,459           12,004
                                                 -----------     ------------
                                                 -----------     ------------

Net income per share (1)                         $      0.95    $        0.71
                                                 -----------     ------------
                                                 -----------     ------------

(1) The calculation of net income per share for the six months ended June 30, 1997 and 1996 are the same on a primary and fully-diluted basis.

                                         -20-
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